Exhibit 10.4

CH2M HILL Companies, Ltd.

Restricted Stock Policy and

Administration Plan

Effective January 1, 2000

Amended and Restated as of February 11, 2011

CH2M Hill Companies, Ltd.

Restricted Stock Policy and Administration Plan

ARTICLE  I

INTRODUCTION

1.1  Establishment.  CH2M Hill Companies, Ltd., an Oregon corporation (“CH2M HILL”), hereby establishes the CH2M Hill Companies, Ltd. Restricted Stock Policy and Administration Plan (the “Plan”) to permit the grants of Restricted Stock to eligible Participants.

1.2  Purposes.  The purpose of the Plan is to provide selected individuals with added incentives to continue in the long-term service of CH2M HILL.  The Plan is also designed to help CH2M HILL attract, retain and motivate high quality people and to provide financial incentives to Plan participants to maximize the financial performance of CH2M HILL, thereby increasing shareholder value.

ARTICLE II

DEFINITIONS

2.1  Affiliate means any corporation or other entity that is affiliated with CH2M HILL through stock or other equity ownership or otherwise which is designated by either the Committee or the Board as an entity whose eligible employees, directors, officers, or consultants may be selected to participate in the Plan.  The Committee may select an entity to be designated as an Affiliate if CH2M HILL owns directly or indirectly at least 50% of the entity.  The Board, in its sole discretion, may select an entity to be designated as an Affiliate if CH2M HILL owns directly or indirectly at least 10% of the entity.

2.2  Annual Incentive Plan means the CH2M HILL Companies, Ltd. Annual Incentive Plan (formerly referred to as the Short Term Incentive Plan) or similar annual bonus plan that may replace the Annual Incentive Plan at a future date.

2.3  Board means the Board of Directors of CH2M HILL Companies, Ltd.

2.4   Change in Control means:

(a)                                  a third person (including a “group” as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, but excluding an employee benefit plan of the Company) becomes the beneficial owner of shares of the Plan Sponsor having 25% or more of the total number of votes that may be cast for the election of the Board; or

(b)                                 the shareholders of CH2M HILL approve (i) any agreement for a merger or consolidation in which the CH2M HILL will not survive as an independent entity or (ii) any sale, exchange or other disposition of all or substantially all of CH2M HILL’s assets; or

(c)                                  any sale, exchange or other disposition of greater than 25% of the fair market value of CH2M HILL assets.

The Committee’s reasonable determination as to whether a Change in Control has occurred and the date on which the Change in Control occurs shall be final and conclusive.

2.5  Committee means the Compensation Committee of the Board empowered to take actions with respect to the administration of the Plan as described in Article V of this document.

2.6  CH2M HILL means CH2M HILL Companies, Ltd.

2.7  Disability shall have the meaning given to such term in § 22(e)(3) of the Internal Revenue Code of 1986, as amended from time to time.

2.8  Internal Market means the limited internal market maintained by CH2M HILL for the purchase and sale of its common stock.

2.9  Participant means an employee, consultant, officer or director designated by the Committee during the term of the Plan to receive one or more awards under the Plan.

2.10  Plan means the CH2M HILL Companies, Ltd. Restricted Stock Policy and Administration Plan effective on January 1, 2000 as amended and restated as of February 11, 2011.

2.11  Restricted Stock means one share of CH2M HILL common stock granted pursuant to the Plan which is subject to the restrictions set forth in the Restricted Stock Grant Notice.

2.12  Restricted Stock Notice means the notice delivered from CH2M HILL to the Participant which sets forth the number of shares of Restricted Stock granted, the grant date, the nature of the restrictions, the mechanics of satisfying the Participant’s tax withholding obligations and any other terms as may be determined from time to time.

2.13  Stock means the common stock of CH2M HILL, and any stock issued or issuable subsequent to the Effective Date in substitution for the common stock.

ARTICLE III

PARTICIPATION

The Committee, in its sole discretion shall, from time to time, determine which employees, directors, officers and consultants shall be Participants in the Plan, and be granted one or more awards of Restricted Stock.

ARTICLE IV

RESTRICTED STOCK

4.1  Grant of Restricted Stock.  A Participant may be granted one or more shares of Restricted Stock.  Restricted Stock shall be granted on and as of the date specified in the Restricted Stock Notice. Each Restricted Stock award shall be separately approved, and the receipt of one award shall not result in automatic receipt of any other award.  Upon determination by the Committee to grant Restricted Stock to a Participant, CH2M HILL shall deliver a Restricted Stock Notice to the Participant.  All Restricted Stock awards not exceeding the value of US $250,000 may be made on the direction of the Chair of the Committee and the Chief Executive Officer of CH2M HILL, with timely notification to the Committee at its next scheduled meeting.  All Restricted Stock awards in excess of US $250,000 require prior approval of the Committee.

4.2  Restricted Stock Notice.  The specific terms of each Restricted Stock award granted under the Plan shall be set forth in the Restricted Stock Notice.  A Restricted Stock Notice shall be delivered by CH2M HILL to the Participant to whom the award is granted and in such form as may be approved by the Committee.

(a)                                  Number of Shares of Restricted Stock.  The Restricted Stock Notice shall state the specific number of shares of Restricted Stock, as determined by the Committee.

(b)                                 Vesting of Restricted Stock.  The Restricted Stock Notice shall state the specific vesting schedule to which the Restricted Stock is subject including whether and to what extent performance features and metrics affect the vesting schedule and shall include the specific performance metrics, if any.  In the absence of a vesting schedule in the Restricted Stock Notice, the entire award shall vest on the third anniversary of the date the award is granted.

(i)                                     Termination of Services for Any Reason.  Except as otherwise provided in (ii) or (iv) below, if a Participant terminates service for any reason and is not 100% vested in all Restricted Stock he holds as of the date of such termination, he shall be entitled only to the portion of Restricted Stock award which was vested on the day he terminates service, and shall not be entitled to any portion of the non-vested Restricted Stock under the Plan.

(ii)                                  Termination of Services by Reason of Death or Disability.  With respect to a Participant who terminates service by reason of death or Disability, the Participant shall become automatically 100% vested in all outstanding Restricted Stock held under the Plan.

(iii)                               Definition of Termination of Services.  Termination of services occurs as of the first day on which the Participant is no longer performing services for CH2M HILL or its Affiliates, voluntarily or at CH2M HILL’s request.  Whether a Participant has terminated service shall be determined by the Committee in its sole discretion.  If the Participant’s employment or other service relationship is with an Affiliate and that entity ceases to be an Affiliate, a termination of service shall be deemed to have occurred when the entity ceases to be an Affiliate unless the Participant transfers his or her employment or other service relationship to CH2M HILL or its remaining Affiliates.

(iv)                              Change in Control Vesting. All Restricted Stock which have been granted prior to the date on which a Change in Control occurs shall be 100% vested as of the date on which a Change in Control occurs.

(c)                                  Cancellation of Restricted Stock Grant. The Committee may cancel a Restricted Stock grant at any time upon written notice of cancellation to a Participant.  Upon cancellation of a Restricted Stock grant, the Participant shall not have any right to continue vesting in the Restricted Stock granted under the Plan.  Neither CH2M HILL nor the Committee shall have any liability to the Participant with respect to not yet vested Restricted Stock under the canceled Restricted Stock grant.  As a precondition to such cancellation, CH2M HILL shall replace cancelled not yet vested Restricted Stock with instruments of approximately equal value as of the date of cancellation. “Equal value” shall be determined by the Committee in its sole discretion.  Neither CH2M HILL nor the Committee shall have any liability to the Restricted Stock holder with respect to any adverse tax implications of such cancellation and substitution.

4.3  Non-Transferability of Restricted Stocks.  No Restricted Stock shall be assignable or transferable.

4.4  Restrictions on Transfers of Instruments Upon 100% Vesting.  All Restricted Stock transferred to a Participant in accordance with the Plan will be subject to the terms, conditions, and restrictions on Stock set forth in CH2M HILL’s Articles of Incorporation and Bylaws, as amended from time to time, including: (i) restrictions that grant CH2M HILL the right to repurchase shares upon termination of the shareholder’s affiliation with CH2M HILL; (ii) restrictions that grant CH2M HILL a right of first refusal if the shareholder wishes to sell shares other than in the Internal Market; and (iii) restrictions that require the approval of CH2M HILL for any other sale of shares.

Notwithstanding any other provision of the Plan, CH2M HILL will not be required to transfer Restricted Stock to any person if, immediately after the transfer, the recipient would own more shares of Stock than that person is permitted to own under the Articles of Incorporation and Bylaws of CH2M HILL, as amended from time to time.

4.5  Withholding Requirement.  CH2M HILL is entitled to withhold the amount of taxes which CH2M HILL in its discretion deems necessary to satisfy any applicable federal, state and local tax withholding obligations arising from awards granted under the Plan, or to make other appropriate arrangements with the Participant to satisfy such obligations.  At the time of vesting or lapse arising under awards granted under the Plan, the Participant shall pay to CH2M HILL any amount that CH2M HILL may reasonably determine to be necessary to satisfy such withholding obligation.  The Participant may satisfy, in whole or in part, any withholding or employment-related tax obligation described in this section by causing CH2M HILL to withhold shares of Stock otherwise issuable to the Participant in connection with the award made under the Plan or by delivering a cash payment in immediately available funds to CH2M HILL.  As specified in the Restricted Stock Notice, CH2M HILL may require that the tax withholding obligation be satisfied by the withholding of shares in connection with the award made under the Plan.  The shares of Stock so withheld shall have an aggregate fair value equal to such withholding obligations as determined by CH2M HILL.  In no case shall the shares withheld or delivered exceed the minimum required federal, state and FICA statutory withholding rates.  The fair value of the shares of Stock used to satisfy tax withholding obligation shall be determined by CH2M HILL as of the date that the amount of tax to be withheld is to be determined.  CH2M HILL shall be authorized to take such actions as CH2M HILL may deem necessary (including, without limitation, in accordance with applicable law, withholding amounts from any compensation or other amounts owing from CH2M HILL to the Participant) to satisfy all obligations for the payment of such taxes.

4.6  No Equity Holder Privileges.  No Participant shall have any privileges as an equity holder with respect to any non-vested Restricted Stock.

ARTICLE V

PLAN ADMINISTRATION

5.1  Committee.  The Plan shall be administered by the Compensation Committee appointed by and serving at the pleasure of the Board.  The composition of the Compensation Committee shall consist of those members as described in the Charter of the Committee, as may be amended from time to time (the “Charter”).

5.2  Committee Meetings and Actions.  The Committee shall hold meetings and have the authority to take such action as determined in the Charter.

5.3  Powers of Committee. The Committee shall, in its sole discretion (i) select the Participants from among the eligible employees, directors, officers, and consultants,  (ii) determine the awards to be made pursuant to the Plan, and (iii) determine the time at which such awards are to be made. . The Committee shall have the full and exclusive right to grant and determine terms and conditions of all awards granted under the Plan and establish such other terms under the Plan as the Committee may deem necessary or desirable and consistent with the terms of the Plan. The Committee shall determine the form or forms of notice that shall set forth the terms and conditions of the grants under the Plan. The Committee may from time to time adopt such rules and regulations for carrying out the purposes of the Plan as it may deem proper and in the best interests of CH2M HILL.

5.4  Interpretation of Plan.  The determination of the Committee as to any disputed question arising under the Plan, including questions of construction and interpretation, shall be final, binding and conclusive upon all persons, including CH2M HILL, its shareholders, and all persons having any interest in Restricted Stock which may be or have been granted pursuant to the Plan.

5.5         Limitation of Liability and Indemnification.

(a)                                  No member of the Committee shall be liable for any action or determination made in good faith.

(b)                                 Each person who is or shall have been a member of the Committee or of the Board shall be indemnified and held harmless by CH2M HILL against and from any loss, cost, liability or expense that may be imposed upon or reasonably incurred in connection with or resulting from any claim, action, suit or proceeding to which such person may be a party or in which such person may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid in settlement thereof, with CH2M HILL’s approval, or paid in satisfaction of a judgment in any such action, suit or proceeding against him, provided such person shall give CH2M HILL an opportunity, at its own expense, to handle and defend the same before undertaking to handle and defend it on such person’s own behalf.

ARTICLE VI

ADJUSTMENTS TO RESTRICTED STOCK

6.1  Number of Restricted Stock.  The number of Restricted Stock authorized for issuance under the Plan shall be determined at the discretion of the Committee.  If adjustments are required under Sections 6.3 or 6.4 to the number of Restricted Stock granted, the number of Restricted Stock authorized under the Plan shall be adjusted in a similar manner. Restricted Stock that are granted under the Plan shall be applied to reduce the maximum number of Restricted Stock remaining available for grant under the Plan.

6.2  Unused Restricted Stock.  Any Restricted Stock that for any reason are canceled shall automatically become available for grant under the Plan.

6.3  Adjustments for Stock Splits and Stock Dividends.  If there is any increase or decrease in the number of outstanding Shares of Stock or any change in the rights and privileges of Shares of Stock (a) as a result of the payment of a Stock dividend or any other distribution payable in Stock, or (b) through a stock split, subdivision, consolidation, combination, reclassification or re-capitalization involving the Stock, then each Restricted Stock grant for which Restricted Stock are affected by one or more of the above events shall be modified as if the Restricted Stock which were affected had actually been Shares of Stock issued and outstanding, fully paid and nonassessable at the time of such occurrence.

6.4  Other Distributions and Changes in the Stock.  If CH2M HILL  distributes assets or securities of persons other than CH2M HILL  (excluding cash or distributions referred to in Section 6.3) with respect to the Stock, or if CH2M HILL grants rights to subscribe pro rata for additional Shares of Stock or for any other securities of the Plan Sponsor to the holders of its Stock, or if there is any other change in the number or kind of outstanding Shares of Stock or of any stock or other securities into which the Stock will be changed or for which it has been exchanged, and if the Committee in its discretion determines that the event equitably requires an adjustment to any Restricted Stock Agreement, then such adjustments shall be made, or other action shall be taken, by the Committee as the Committee in its discretion deems appropriate.

ARTICLE VII

REQUIREMENTS OF LAW

7.1  Requirements of Law.  All awards pursuant to the Plan shall be subject to all applicable laws, rules and regulations.

7.2  Governing Law.  The Plan and all agreements under the Plan shall be construed in accordance with and governed by the laws of the State of Colorado, United States of America.

ARTICLE VIII

AMENDMENT, MODIFICATION AND TERMINATION

The Board may amend or modify any provision of the Plan at any time.  The Board may suspend the granting of any Restricted Stock under the Plan or terminate the Plan at any time.

The Board may determine that any not yet vested Restricted Stock granted under the Plan shall be subject to additional and/or modified terms and conditions, and the terms of the Restricted Stock grant shall be adjusted accordingly, as may be necessary to comply with or take account of any securities, exchange control, or taxation laws, regulations or practice of any territory which may have application to the relevant Participant.

ARTICLE IX

MISCELLANEOUS

9.1  Gender and Number.  Except when otherwise indicated by the context, the masculine gender shall also include the feminine gender, and the definition of any term herein in the singular shall also include the plural.

9.2  No Right to Continued Employment.  Nothing contained in the Plan or in any award granted under the Plan shall confer upon any Participant any right with respect to the continuation of the Participant’s employment by, or consulting relationship with, CH2M HILL and/or Affiliates, or interfere in any way with the right of CH2M HILL or Affiliates, subject to the terms of any separate employment agreement or other contract to the contrary, at any time to terminate such services or to increase or decrease the compensation of the Participant from the rate in existence at the time of the grant of an award.  Any Participant who leaves the employment of CH2M HILL shall not be entitled to any compensation for any loss of any right or any benefit or prospective right or benefit under this Plan which the Participant might otherwise have enjoyed whether such compensation is claimed by way of damages for wrongful dismissal or other breach of contract or by way of compensation for loss of office or otherwise.

CH2M HILL  hereby agrees to the provisions of the Plan and in witness of its agreement,  by its duly authorized officer has executed the Plan on the date written below.

CH2M HILL COMPANIES, LTD.
Plan Sponsor

By:

Title:	Senior Vice President and Chief
Human Resources Officer

Date: